UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2017

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously referenced in the Definitive Proxy Statement filed by Express, Inc. (the “Company”) with the Securities and Exchange Commission on April 28, 2017, Theo Killion, a Class III director, resigned from the Company's Board of Directors following the Company’s Annual Meeting of Stockholders on June 7, 2017. Mr. Killion's departure is not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 7, 2017, the Company held its Annual Meeting of Stockholders. Set forth below are the voting results for each of the matters submitted to a vote of the Company's stockholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Class I directors:
	Mike Archbold	66,195,986	699,985	5,483	3,345,634
	Peter Swinburn	66,078,115	814,020	9,319	3,345,634

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Advisory vote to approve executive compensation (Say-on-Pay).	63,714,883	3,111,923	74,648	3,345,634

		Votes For	Votes Against	Abstentions
3.	Ratification of PricewaterhouseCoopers LLP as Express, Inc.'s independent registered public accounting firm for 2017.	70,064,259	140,578	42,251

		Votes For	Votes Against	Abstentions	Broker Non-Votes
4.	Approval of the Internal Revenue Code Section 162(m) performance goals and various annual grant limitations under the Express, Inc. 2010 Incentive Compensation Plan.	66,049,645	811,614	40,195	3,345,634

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: June 8, 2017	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel and Secretary